Rocket Fuel Announces Completion of [x+1] Acquisition

The Combination Provides New Ways to Enhance Every Customer’s Journey, While Addressing the Evolving Needs of Brands and Their Agencies

REDWOOD CITY, Calif. [September 5, 2014] – Rocket Fuel (NASDAQ: FUEL), a leading provider of artificial intelligence (AI) advertising solutions for digital marketers, today announced the completion of the acquisition of X Plus Two Solutions Inc, the parent company of [x+1], a leading provider of programmatic marketing and data-management solutions. The acquisition of [x+1] significantly expands the market opportunity for Rocket Fuel, enabling integrated storytelling across the customer journey, accelerating the company’s entry into the digital marketing enterprise SaaS market, and leveraging an enterprise sales and marketing infrastructure to drive growth.

“With this acquisition we are meeting the evolving needs of marketers and their agencies,” said George John, Rocket Fuel CEO and Chairman. “The merger with [x+1] accelerates our vision to become the leading technology platform for marketers by unleashing the power of Rocket Fuel artificial intelligence across a wider spectrum of addressable media.”

Marketers and agencies are poised to benefit from the teaming of two trusted partners in other ways as well. John Nardone, formerly [x+1] CEO and now Executive Vice President and General Manager at Rocket Fuel explains: “Both companies are known for low-touch, high-performing technology, but we are also made up of people who share a passion for our customers’ businesses,” said Nardone. “Our people provide what machines cannot: a curiosity that asks the ‘whys’ and ‘what ifs’ that help marketers uncover untapped potential at every consumer touchpoint.”

Our vision of Marketing that Learns™ is to develop a unified SaaS marketing platform where we can apply AI to the entire customer journey, to drive performance for marketers and increase relevance and value for consumers. As Rocket Fuel and [x+1] technology come together the solutions will empower marketers and their agencies to unlock unique insights and uncover data patterns that connect the dots across addressable channels such as web, email, display, mobile, social, and video, as well as channels previously not programmatically accessible like print, direct mail, and point-of-sale.

As a first step, we anticipate that as early as Q4 we will have a combined solution that tightly couples the Origin Marketing Hub with Rocket Fuel’s DSP for the industry’s best optimization and reach. This combined solution will have access to Rocket Fuel’s inventory across 18 global ad exchanges for display, video and mobile.

Rocket Fuel’s full range of offerings will provide the flexibility and choice marketers and agencies seek using technology, managed and self-service models, and expertise to tie disparate pieces of information together to deliver real results.

This resonates with enterprise marketers and analysts:

"As a customer of both Rocket Fuel and [x+1], Volkswagen is thrilled about the possibilities created by this powerful acquisition,” said Jennifer Clayton, General Manager Marketing
Communications, Volkswagen Group of America. “Now that all of their strengths are in one place, they will be a major force in Volkswagen’s programmatic approach."

“The combination of Rocket Fuel’s optimization expertise and the breadth of [x+1]’s DMP makes an interesting offering for enterprise marketers who want to take tighter executional control of their programmatic strategies,” said Karsten Weide, IDC’s Program Vice President, Digital Media and Entertainment. “I will be watching this integration very closely.”

Forward-Looking Statements

This press release contains “forward-looking statements” regarding the expected impact of the [x+1] acquisition on the Company’s business, market opportunity, and prospects, intended development plans and product offerings, acceptance of those product offerings by customers, and other matters. These forward-looking statements are subject to a number of risks and uncertainties, including the extent to which the integration of [x+1]’s operations into the operations of the Company is successful; whether any new market opportunities are as significant as expected; and whether the Company’s expanded suite of offerings provides the expected benefits to potential customers. Additional factors that could cause actual results to differ materially from those anticipated by the forward-looking statements can be found under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2014 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release and Rocket Fuel expressly disclaims any obligation or undertaking to update the forward-looking statements contained herein to reflect events that occur or circumstances that exist after the date on which the statements were made.

About Rocket Fuel
Rocket Fuel delivers a leading programmatic media-buying platform at Big Data scale that harnesses the power of artificial intelligence (AI) to improve marketing ROI in digital media across web, mobile, video, and social channels. Rocket Fuel powers digital advertising and marketing programs globally for customers in North America, Europe, and APAC. Customers trust Rocket Fuel’s Advertising That Learns™ platform to achieve brand and direct-response objectives in diverse industries from luxury cars to financial services to retail. Rocket Fuel currently operates in more than 20 offices worldwide and trades on the NASDAQ Global Select Market under the ticker symbol “FUEL.” For more information, please visit
http://www.rocketfuel.com or call 1-888-717-8873.

Media Contact:
Kenya Hayes
khayes@rocketfuelinc.com
(650) 481-6178